Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of GasLog Ltd. (the “Company”) and its subsidiaries dated March 14, 2012, appearing in the Company’s Prospectus filed pursuant to Rule 424(b)(4) on April 2, 2012 with Registration No. 333-179034.

/s/Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece
March 4, 2013